UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 8, 2014

CONNECTONE BANCORP, INC.

(Exact name of Company as specified in its charter)

New Jersey	001-35812	26-1998619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code  (201) 816-8900

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On Thursday, May 8, 2014, the Board of Directors of ConnectOne Bank, the Registrant’s wholly-owned subsidiary and a New Jersey State chartered commercial bank (the “Bank”), received the approval of the Federal Deposit Insurance Corporation of the Bank’s merger with Union Center National Bank under the Agreement and Plan of Merger by and between the Registrant and Center Bancorp, Inc., dated January 20, 2014 and filed with the Commission on January 21, 2014 as an exhibit to the Registrant’s Form 8-K. The approval is subject to a 15 day waiting period before the merger can be consummated, and the transaction may not be consummated until all necessary approvals have been received from all relevant regulators. In order to consummate the merger, the Bank must still receive the approval of the New Jersey Department of Banking and Insurance, and the shareholders of both Center Bancorp, Inc. and ConnectOne Bancorp, Inc must approve the transaction. The shareholders meetings are scheduled for June 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated: May 14, 2014	By: /s/ William S. Burns
WILLIAM S. BURNS
Executive Vice President and
Chief Financial Officer